UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 18, 2005

Handleman Company

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806
(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-4142
(Address of Principal Executive Offices)	(Zip Code)

(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 18, 2005, Handleman Company (“Handleman”) entered into a Securities Purchase Agreement (“SPA”) with the Shareholders, Optionholders and Warrantholders of Crave Entertainment Group, Inc. (“CEG”). CEG is a distributor of video game software, hardware and accessories and Crave-branded exclusively distributed video game software to certain national and regional retailers. CEG’s sales for the 12 months ended August 2005 were approximately $239 million, with its top 10 customers representing less than 60% of total sales. For the 12 months ended August 2005, CEG had earnings before interest and taxes of $15.4 million.

Pursuant to the SPA, Handleman will acquire all of the outstanding capital stock and options and warrants to purchase capital stock of CEG (the “Securities”). The Securities will be acquired by Handleman for cash consideration of approximately $95 million that consists of i) a $67 million promissory note at closing (which note is due and payable five days after closing) that is subject to certain adjustments based upon CEG’s working capital and net assets and is subject to increase to reimburse CEG’s shareholders for increased taxes they will incur as a result of electing to treat the transaction as an asset purchase for tax purposes (the amount of which reimbursement has not yet been determined); ii) up to $5 million paid out of an escrow account 24 months after the closing; iii) up to $2 million paid on or about January 2, 2008 if three employees remain with CEG through December 31, 2007; and iv) up to $21 million in earn out payments that are payable based upon CEG’s adjusted EBITDA for the calendar years 2005, 2006 and 2007, as those figures are calculated for each of such years.

CEG has also entered into three-year employment agreements with three key employees of CEG, effective as of the closing date.

The parties anticipate closing the transaction in or around November 2005, subject to satisfaction of certain closing conditions including the expiration or early termination of the Hart Scott Rodino filing waiting period, Handleman refinancing CEG’s working capital revolving line of credit, no material adverse change in CEG’s business or prospects and Handleman obtaining satisfactory financing.

Forward-Looking Statements:

This Form 8-K may contain forward-looking statements, which are not historical facts. These statements involve risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This Form 8-K should be read in conjunction with the “Forward-Looking Statements” section in Handleman Company’s 2005 Form 10-K (which sections are incorporated by reference herein) and in conjunction with other SEC reports filed by Handleman that disclose other factors that may cause Handleman’s actual results to differ materially. Handleman expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date: October 20, 2005	By:	/s/ Thomas C. Braum, Jr.
	Name:	Thomas C. Braum, Jr.
	Title:	Senior Vice President and Chief Financial Officer